EXHIBIT 10.1

Memorandum No.: ______________

Name of Investor: _______________

Number of Units: _______________

CDKNET.COM, INC.

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT dated as of ___________, 2005 (the “Agreement”), between CDKNET.COM, INC., a Delaware corporation (the “Company”), and the person or entity whose signature appears on the execution page of this Agreement (the “Investor”).

WHEREAS, the Company, with the assistance of TRIDENT PARTNERS, LTD. (the “Placement Agent”), and selected sub-agents selected by Trident (collectively, the “Agents”) is offering up to 20 units (and an additional 4 units if all 20 units are sold) (the “Units”), each consisting of a $100,000 principal amount, 6% convertible, subordinated two year notes (the “Convertible Notes”) and 14,286 five year warrants (the “Warrants”) to purchase shares of the Company’s common stock, $.0001 par value (“Common Stock”). The purchase price for each Unit is $100,000.00, subject to proportional adjustments for fractional Units.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the principal amount of the Convertible Notes and the number of Warrants corresponding to the number of Units set forth on the execution page hereof.

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) (“Section 4(2)”) and/or Section 4(6) (“Section 4(6)”) of the United States Securities Act of 1933 and/or Regulation D (“Regulation D”) and the other rules and regulations promulgated thereunder or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Certain Definitions

In addition to the definitions set forth in the text of this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) with respect to any individual, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof.

“Agents” shall mean Trident Partners, Ltd., and agents appointed by them.

“Capital Shares” shall mean the Common Stock and any shares of any other class of common stock, whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

“Closing” shall mean each closing of the purchase and sale of the Convertible Notes and Warrants pursuant to Section 2.1.

“Closing Date” shall mean each date on which (x) all conditions to Closing have been satisfied or waived as provided in Section 2.1(b) hereof and (y) a Closing shall have occurred.

“Common Stock” shall mean the Company’s common stock, $.0001 par value per share.

“Conversion Shares” shall mean the shares of Common Stock issuable upon conversion of the Convertible Notes, including any shares of Common Stock issued in payment of interest under the Convertible Notes.

“Convertible Notes” shall mean the Company’s 6% Convertible Subordinated Notes, substantially in the form annexed to the Memorandum as Exhibit B, to be issued to the Investor hereunder.

“Damages” shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs or expenses (including, without limitation, reasonable attorneys’ fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

“Effective Date” shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities.

“Environmental Laws” shall mean foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants.

“Escrow Agent” means Continental Stock Transfer and Trust Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar statue.

“Holder” or “Holders” means the Investors and any party who shall hereafter acquire and hold Registrable Securities.

“GAAP” shall mean United States generally accepted accounting principles as shall be in effect from time to time.

“Intellectual Property” shall mean all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar proprietary rights, information and knowledge.

“Legend” shall mean the legend set forth in Section 10.1.

“Market Price” on any given date shall mean the average closing bid price of the Common Stock on the Principal Market (as reported by Bloomberg L.P.) for the period of ten consecutive Trading Days ending on the Trading Day immediately prior to the date for which the Market Price is to be determined.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under any of the Transaction Documents in any material respect.

“Memorandum”shall mean the Company’s Confidential Private Placement Memorandum, as supplemented and amended up to the Closing Date.

“Outstanding,” when used with reference to any Capital Shares, shall mean, at any date as of which the number of such Capital Shares is to be determined, all issued and outstanding Capital Shares, and shall include all such Capital Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Capital Shares; provided, however, that “Outstanding” shall not mean any such Capital Shares then directly or indirectly owned or held by or for the account of the Company.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Placement Agent”shall mean Trident Partners, Ltd.

“Principal Amount” shall mean, at any time, the unpaid principal balance of one or more Convertible Notes.

“Principal Market” shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume, or if the Common Stock is not traded on an exchange or The Nasdaq Stock Market, the OTC Bulletin Board or any other quotation medium in which quotations are regularly published for Common Stock.

“Purchase Price” shall mean $100,000 for each Unit, subject to proportional adjustment for fractional Units.

“Registrable Securities” shall mean the Conversion Shares and the Warrant Shares until (i) all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Conversion Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144, under the Securities Act (“Rule 144”) are met, or (iii) all Conversion Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive Legend.

“Requisite Percentage of Outstanding Holders” means the Holders of Registrable Securities who, assuming conversion of all of the then outstanding Notes into Conversion Shares and the exercise of all the Warrants, would hold 50.1% or more of the total Registrable Securities that would then be outstanding.

“Requisite Percentage of Participating Holders” means Holders of Registrable Securities participating in the registration who, assuming conversion of all then outstanding Notes into Conversion Shares and exercise of the Warrants, would hold a majority of the total Registrable Securities that would then be held by all Holders participating in the registration.

“Registration Statement” shall mean a registration statement on Form SB-2 if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

“Regulation D” shall have the meaning set forth in the recitals of this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall mean the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2004 and each report, proxy statement and registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof.

“Section 4(2)”and “Section 4(6)” shall have the meanings set forth in the recitals of this Agreement.

“Securities”shall mean the Convertible Notes, the Warrants, the Conversion Shares and the Warrant Shares, individually and collectively.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar statue.

“Subsidiary” shall mean any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall mean this Agreement, the Convertible Notes, the Warrants, the Memorandum, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

“Warrants” shall mean the warrants to purchase Common Stock, substantially in the form annexed to the Memorandum as Exhibit C, to be issued to the Investor hereunder.

“Warrant Shares” shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

ARTICLE II

Purchase and Sale of Convertible Notes and Warrants

Section 2.1.	Investment.

Upon the terms and subject to the conditions set forth herein, on the Closing Dates set forth below the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, the Units consisting of the principal amount of Convertible Notes and related Warrants set forth beside the Investor’s signature below, as follows:

(a)        Concurrently with the execution and delivery of this Agreement, the Investor shall deliver the Purchase Price, in immediately available funds, to the Escrow Agent, to deposit and hold to the following non-interest bearing account pending Closing or the termination of the offering without acceptance of the Investors offer to purchase Units:

Account Name:	CST&T AAF CDKnet.com Subscribers Escrow Account
Bank:	JP Morgan Chase
4 Metro Tech Center, 22nd Floor
Brooklyn, NY 11245
Account No.:	530-060124
ABA No.:	021000021

Details:	[Name of Investor, facsimile no. or e-mail address of investor]

(b)        The Escrow Agent will release the funds to the Company upon the receipt of notice from the Company and the Placement Agent that an executed original Convertible Note and Warrant registered in the name of the Investor has been delivered to the Placement Agent on the Investors’ behalf.

Section 2.2.      Closing. Each Closing shall be subject to the satisfaction of the conditions to Closing set forth below:

(a)            The obligation of the Company hereunder to issue and sell the Convertible Note(s) and issue the Warrant(s) to the Investor at a Closing is subject to the satisfaction, at or before the relevant Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i)             The Investor shall have executed each of the Transaction Documents to be executed by it and delivered the same to the Company.

(ii)           The Investor shall have delivered to the Escrow Agent the Purchase Price for the Convertible Notes and Warrants being purchased by the Investor at the Closing by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company or, if the Purchase Price has been delivered to the Escrow Agent in the form of a check, such funds are available.

(iii)          The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date, and the Placement Agent has not directed the Company to reject the Investors subscription for any reason, at the Placement Agent’s sole discretion.

(b)           The obligation of the Investor hereunder to purchase the Convertible Note(s) and Warrant(s) at the Closing is subject to the satisfaction, at or before the relevant Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Placement Agent on the Investor’s behalf at any time in its sole discretion:

(i)             The Company shall have executed each of the Transaction Documents to be executed by it and delivered copies of the same to the Placement Agent.

(ii)           The Common Stock shall be authorized for quotation on a Principal Market, trading in the Common Stock shall not have been suspended by such Principal Market or the SEC at any time beginning on the date hereof and through and including the Closing Date, and, except as set forth on the Disclosure Schedule, the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock.

(iii)          The representations and warranties of the Company set forth herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Company’s Chief Executive Officer, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor and the Placement Agent.

(iv)          The Company shall have executed and delivered to the Placement Agent the Convertible Note(s) (in such denominations as the Investor shall request) being purchased by the Investor at the Closing.

(E)           The Company shall have executed and delivered to the Placement Agent the Warrant(s) (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.

(F)           The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2 below (the “Resolutions”).

(G)          As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, for the purpose of effecting the conversion of the Convertible Notes and the exercise of the Warrants, 103,175 shares of Common Stock for each Unit (and fractions thereof) sold for a maximum aggregate of 2,476,200 shares.

(H)          The Company shall have delivered to the Investor such other documents and instruments as the Placement Agent may reasonably request.

ARTICLE III

Representations and Warranties of the Investor

The Investor represents and warrants to the Company that:

Section 3.1.      Intent. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Convertible Notes, the Warrants or the Common Stock (collectively the “Securities”). The Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.

Section 3.2.      Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D and evidenced by the completed Suitability Questionnaire annexed hereto), and the Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.3.      Authority. This Agreement and each of the Transaction Documents that are required to be executed by the Investor have been duly authorized (if the Investor is not a natural person) and validly executed and delivered by the Investor and are a valid and binding agreements of the Investor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or other equitable principles of general application.

Section 3.4.      Suitability Questionnaire. The information in the Suitability Questionnaire annexed hereto is accurate and true in all material respects.

Section 3.5.      Absence of Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor or (a) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party; or (d) require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.6.      Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to the Investor’s investment in the Company as the Investor has requested. The Investor acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has been afforded the opportunity to review copies of all SEC Documents deemed relevant by the

Investor, as well as the Company’s Confidential Placement Memorandum dated May 18, 2005, as supplemented and amended up to the Closing Date (the “Memorandum”).

Section 3.7.      Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.8       Agent Compensation. The Investor acknowledges that it is aware and consents to compensation of the Agents in the manner set forth in the Memorandum.

ARTICLE IV

Representations and Warranties of the Company

The Company represents and warrants to the Investor that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

Section 4.1.      Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted as described in the Memorandum. The Company’s Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. The Company does not have any Subsidiaries and does not own more than fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company and each of its Subsidiaries is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2.      Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities pursuant to their respective terms; (ii) the execution, issuance and delivery of the Transaction Documents, the Convertible Notes and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) the Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Convertible Notes and for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Conversion Shares and the Warrant Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Notes and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Convertible Notes and/or the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).

Section 4.3. No Pre-Emptive Rights. The Company is not a party to any agreement granting preemptive rights to any person with respect to any of its equity or debt securities.

Section 4.4.      Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, a Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board, and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5.      SEC Documents. The Company has delivered to the Investor, by reference to the SEC Website and “EDGAR” therender, true and complete copies of the SEC Documents. The Company has not provided the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder, and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Memorandum (including any document incorporated by reference therein) does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein not misleading. The consolidated financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company’s past practices since the last date of such financial statements. No other information provided by or on behalf of the Company to the Investor that is not included in the SEC Documents, including, without limitation, the Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 4.6.      Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investor’s representations in Article III, the Company’s sale of the Convertible Notes and its issuance of the Warrants under this Agreement does not, and the Company’s issuance of the Conversion Shares on the conversion of the Convertible Notes and the Warrant Shares on the exercise or conversion of the Warrants will not, require registration under the Securities Act and/or any applicable state securities law. When issued in accordance with the terms of the Convertible Notes or issued and paid for in accordance with the Warrants, the Conversion Shares and the Warrant Shares, as the case may be, will be duly and validly authorized and issued, fully-paid, and nonassessable. Neither the sales of the Securities pursuant to, nor the Company’s performance of its obligations under, the Transaction Documents will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon any of the Securities or any of the assets of the Company or Securities, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. None of the Securities will subject the Investor to personal liability to the Company or its creditors by reason of the Investor’s possession thereof.

Section 4.7.      No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Convertible Notes or the Warrants, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

Section 4.8.      No Conflicts. The Company’s execution, delivery and performance of the Transaction Documents, the Company’s performance of its obligations under the Convertible Notes and Warrants, and the Company’s consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company’s Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including laws regarding usury, Federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not otherwise in violation of any term of or in default under its Certificate of Incorporation or By-laws, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The Company’s business is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material Adverse Effect. Except for the filing of the Form D as required by the Securities Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory organization, in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

Section 4.9.      No Material Adverse Change. Since February 28, 2005, except as set forth in the Memorandum or an SEC Document filed with the SEC after such date, the Company has not (i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent) that would be required to be disclosed on a balance sheet as of the date hereof prepared in accordance with generally accepted accounting principles, except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business or liabilities for legal fees incurred in connection with the transactions contemplated hereby, (iii) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (v) sold, assigned or transferred any of its tangible assets or canceled any debts or claims, except in the ordinary course of business, (vi) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (vii) suffered any material losses (except for continuing losses from operations) or waived any rights of substantial value, whether or not in the ordinary course of business, (viii) received notification of cancellation, or canceled or waived any rights which, individually or in the aggregate, are material with respect to any currently existing agreement, contract, right or understanding, (ix) made any changes in officer compensation, (x) entered into any transaction except in the ordinary course of business, or (xi) been the subject of any claims from the holders of any of its securities. Since February 28, 2005, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in any SEC Documents filed at least five (5) days prior to the date hereof and available on EDGAR or can reasonably be expected to have occurred as the result of continuing losses. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to the Bankruptcy Code or any law generally affecting creditors’ rights nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

Section 4.10.    No Undisclosed Liabilities. No liability has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, that has not been disclosed in the SEC Documents or the Memorandum, except for liabilities which are immaterial in amount or liabilities that have been incurred subsequent to February 28, 2005 in the ordinary course of business consistent with past practice.

Section 4.11.    No Integrated Offering. The Company has not, directly or indirectly, made any offers or sales of any security, or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of Securities to be integrated with prior offerings of securities by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market; nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

Section 4.12.    Litigation and Other Proceedings. Except as disclosed in the SEC Documents and Memorandum, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or any of their officers or directors in their capacities as such, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents and Memorandum, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency that could result in a Material Adverse Effect.

Section 4.14.    Intellectual Property. Each of the Company and its Subsidiaries owns or possesses adequate and enforceable rights or licenses to use all Intellectual Property necessary for the conduct of its business as now being conducted and as proposed to be conducted. None of the Company’s or any Subsidiary’s Intellectual Property necessary to conduct its business as now conducted or as proposed to be conducted has expired or terminated, or is expected to expire or terminate within two years from the date of this Agreement. To the Company’s knowledge, except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intellectual Property. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intellectual Property, and the Company has no knowledge of any basis for such claim.

Section 4.14.    Internal Controls and Procedures. The Company maintains books and records and internal accounting controls that provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

Section 4.15.     Acknowledgment Regarding Investors’ Purchase of Convertible Notes. The Company acknowledges and agrees that each of the Investors is acting solely independently in the capacity of arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 4.16.     Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

Section 4.17.     Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such items would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.18.     No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that has or is expected to have a Material Adverse Effect.

Section 4.19.     No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents.

Section 4.20     Capitalization. The authorized capital of the Company consists of 5,000,000 shares of Preferred Stock, par value $ 0.0001 per share (the "Preferred Stock"), none of which has been authorized for issuance issued or reserved for issuance and 100,000,000 shares of Common Stock, par value $$ 0.0001 per share ("Common Stock"), of which as of the date of the Memorandum, (i) 23,566,667 shares of Common Stock are issued and outstanding and (ii) 6,714,642 (not including securities that are contingently convertible) shares of Common Stock are issuable upon conversion of equity or debt securities, exercise of outstanding warrants and other rights to acquire Common Stock and upon the exercise of options granted pursuant to the Company's stock option plans and pursuant to any other agreements, excluding the shares of Common Stock issuable upon conversion of the Notes and exercise or conversion of the

Warrants. Except as disclosed in this Agreement or the Memorandum, the Company is not a party to any agreement to issue, and has not issued, any warrants, options or rights or debentures, notes or other evidence of indebtedness or other securities, instruments or agreements pursuant to the terms of which or upon the exercise or conversion of which additional shares of capital stock of the Company may become issuable. The holders of Common Stock and other securities of the Company have no preemptive rights or other similar rights.

Section 4.21.     Taxes. Except as set forth in the Memorandum or the SEC Documents (a) the Company and its Subsidiaries have filed all necessary federal, state and foreign income, payroll, excise, sales and use, withholding, property and franchise tax returns, reports, estimates and other statements or returns (collectively, “Returns”) (b) all such Returns are complete and correct in all material respects, (c) the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said Returns or any assessments with respect thereto and (d) the Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries and there is no pending or potential audit, dispute or claim concerning any Return or any tax liability.

Section 4.22.     Indebtedness to Affiliates. Except as otherwise disclosed in the Memorandum, the Company has no indebtedness to any officers, directors, 5% or more stockholders (as calculated pursuant to Rule 13d-3 promulgated under the Exchange Act), or other affiliate (as such term is defined in the rules and regulations of the Securities and Exchange. Commission) of the Company.

Section 4.23.      Employment and Consulting Agreement. Neither the Company nor any Subsidiary have any employment or consultingcontracts or arrangements with any officer, director, 5% or more stockholder (as calculated pursuant to Rule 13d-3 promulgated under the Exchange Act) or other affiliate except as disclosed in the SEC Documents or the Memorandum.

Section 4.24.      Encumbrances. Except as disclosed in the SEC Documents or Memorandum, none of the property or assets of the Company or any Subsidiary are subject to any lien, mortgage, pledge, encumbrance or other security interest.

Section 4.25.      Disclosure Controls and Procedures. The Company and its Subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-14(i) under the Exchange Act) and the Company and its Subsidiaries are in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder.

Section 4.26.     Unlawful Contributions. Neither the Company, any Subsidiary, nor any of their respective officers, directors, employees or representatives has at any time during the last five years (a) made any unlawful contribution to any candidate for public office (whether foreign, federal, state or local), or failed to disclose fully any contribution in violation of laws, or (b) made any payment to any foreign, federal , state or local governmental officer or official or other person charged with similar public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

Section 4.27.     Transactions in Company Securities. The Company, and its officers, directors and affiliates has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale of the Securities.

Section 4.28.     Holding Period. The holding period required by Rule 144(d) promulgated with respect to the Securities Act commences with respect to the Conversion Shares and the Warrant Shares as and when the corresponding Note and Warrants are issued by the Company.

Section 4.29.    No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

Covenants of the Investor

[INTENTIONALLY OMITTED]

ARTICLE VI

Covenants of the Company

Section 6.1.    Best Efforts. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 6.2.    Reservation of Common Stock. As of the date hereof, the Company has reserved, for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares pursuant to any conversion of the Convertible Notes or exercise of the Warrants, the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 6.3.    Listing of Common Stock. The Company shall maintain the listing of the Common Stock on a Principal Market and, as soon as required by the rules of the Principal Market and any other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are listed, shall list the Conversion Shares and the Warrant Shares on the Principal Market and each such other exchange or system. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, that it will include in such application the Conversion Shares and the Warrant Shares, and will take all such other action as is necessary or desirable in the opinion of the Investor to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market contemporaneously with the listing of the Common Stock on such other Principal Market. The

Company will take all action necessary to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

Section 6.4.    Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until the Investor have disposed of all of their Registrable Securities.

Section 6.5.    Legends. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article X.

Section 6.6.    Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue its corporate existence. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents.

Section 6.7.    Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a “Consolidation Event”) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor are entitled to receive pursuant to this Agreement and the Convertible Notes and the Warrants.

Section 6.8.    Issuance of Convertible Notes and Warrant Shares. The sale of the Convertible Notes and the Warrants and the issuance of the Warrant Shares pursuant to exercise or conversion of the Warrants and the Conversion Shares upon conversion of the Convertible Notes shall be exempt from the registration requirements of the Securities Act and applicable state securities laws pursuant to Section 4(2), Section 4(6) or Regulation D and applicable state securities law. The Company shall file a Form D with respect to the issuance of the Securities as required under Regulation D and provide a copy thereof to the Investor promptly after such filing. The Company shall take such action as reasonably necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under the applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

Section 6.9.      Relief in Bankruptcy. The Company shall not seek judicial relief from its obligations hereunder. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of the Convertible Notes and the exercise of the Warrants. The Company agrees, without cost or expense to the Investor, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

Section 6.10. Use of Proceeds. The Company will use the proceeds from the sale of the Units in the manner set forth in the Memorandum.

ARTICLE VII

Registration Rights

Section 7.1.	Registration Rights.

(a)        Piggyback Registrations. If, at any time, the Company proposes or is required to register any of its equity securities or securities convertible or exchangeable for equity securities under the Securities Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or acquisition), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect.

(b)        Abandonment or Delay. If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and, in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice.

(c)        Holder’s Right to Withdraw. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 7.1 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration, and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(d)        Cutbacks. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in a registration under this Section 7.1 would materially adversely affect such offering, then the Company will include in such registration, first the securities proposed by the Company to be sold for its own account and, second the Registrable Securities and all other securities of the Company to be included in such registration to the extent of the number and type, if any, which the Company is so advised can be sold in (or during the time of) such offering, pro rata among the Holders participating in such offering in accordance with the number of Registrable Securities requested to be registered by each such Holder, but in no event shall the number of Registrable Securities in the offering represent less than 20% of all securities being offered in the offering.

Section 7.2.      Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

(a)        prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Requisite Percentage of Participating Holders) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and, reasonable comment of such counsel relating to disclosure concerning the Holders and their planned distribution;

(b)        prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 120 days) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c)        furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(d)        use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)        promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f)         comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g)        provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h)        obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriters, if any, participating in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and underwriter (in the case of the opinion and the “cold comfort” letter);

(i)         deliver promptly to counsel for the selling Holders participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and any memoranda relating to discussions with the Commission or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)         use its best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(k)        provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(l)         promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel for the selling holders of Registrable Securities and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

(m)       furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(n)        cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

(o)        take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require as a condition precedent to the Company’s obligations under this Section 7.2 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 7.2, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 7.2 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 7.2 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 7.2.

Section 7.3.	Registration Expenses.

(a)        “Expenses” shall mean any and all fees and expenses incident to the Company’s performance of or compliance with this Article VII, including, without limitation: (i) SEC, stock exchange or NASD registration, listing and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter) and fees and expenses of other persons, including special experts, retained by the Company, and (vii) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (collectively, “Expenses”).

(b)        The Company shall pay all Expenses with respect to any Registration whether or not it becomes effective or remains effective.

(c)        Notwithstanding the foregoing, in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions, pro rata in accordance with the number of shares sold in the offering by such Holder, and the Company shall, in the case of all registrations under this Article VII, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

Section 7.4.      Certain Limitations on Registration Rights. In the case of any Registration is pursuant to an underwritten offering, or if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

Section 7.5.      Limitations on Sale or Distribution of Other Securities. To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 7.1 and only if the number of Registrable Securities to be registered is not limited pursuant to Section 7.1(d), each Holder of Registrable Securities agrees during the one year commencing the date hereof not to sell, transfer or otherwise dispose of (other than in a private transaction), including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding options, warrants or securities convertible into Common Stock) to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the

Company at any time other than in a public offering so to agree). Each managing underwriter shall be entitled to rely on the agreements of each Holder of Registrable Securities set forth in this Section 7.5 and shall be a third party beneficiary of the provisions of this Section 7.5.

Section 7.6.	Indemnification.

(a)        In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article VII, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, affiliates, employees, stockholders, members and partners (and the directors, officers, affiliates, employees, stockholders, members and partners thereof), each other Person who participates as an underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, member or partner of such underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act or Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (“Claims”) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, together with the documents incorporated by therein or the omission or alleged omission to state therein a material fact required to be stated the rein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by as on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b)        Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 7.1 being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 7.1, any underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 7.6) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 7.6(b) and Sections 7.6(c) and (e) shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)        Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 7.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and “blue sky” laws.

(d)        Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 7.6, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 7.6, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article VII. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the Requisite Percentage of Participating Holders in such registration in respect of which such indemnification is sought), and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)        If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 7.6(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.6(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 7.6(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 7.6(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 7.6(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 7.6(b) and (c).

(f)         The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g)        The indemnification and contribution required by this Section 7.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

ARTICLE VIII

Survival; Indemnification

Section 8.1.      Survival. The representations, warranties and covenants made by each of the Company and the Investor in this Agreement, the Memorandum, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 8.2.      Indemnity by Company. The Company shall indemnify and hold harmless the Investor, their respective Affiliates and their respective officers, directors, partners, members and each other person, if any, who controls, within the meaning of the Securities Act or the Exchange Act, any one or more of the foregoing (each an “Indemnified Party”), from and against any and all Damages, and shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by such Indemnified Party and to the extent arising out of or in connection with:

(i)

any misrepresentation, omission of fact or breach of any of the Company’s representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

(ii)

any failure by the Company to perform in any respect any of its covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

(iii)

any action instituted against the Investor, or any of them, by any stockholder of the Company who is not an Affiliate of the Investor, with respect to any of the transactions contemplated by the Transaction Documents.

provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and that the Company shall not be liable to an Investor in any such case for any Damages to the extent, but only to the extent, that it arises out of or is based upon a statement, omission, or violation which occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with this Agreement and the transactions contemplated hereby by such Investor.

Section 8.3       Indemnity by Investor. To the extent permitted by law, each Investor (including its directors, officers and any person who controls the Investor within the meaning of the Securities Act or the Exchange Act) selling securities in such registration statement, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, any underwriters (as defined in the Securities Act) for the Company, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”) against any losses, claims, damages, or liabilities (or actions in respect thereto) which arise out of or are based upon any of the following statements, omissions or violations (“Violation”), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor in a certificate expressly for use in connection with this Agreement and the transactions contemplated hereby; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, any person who controls the Company, any underwriter or controlling person of any such underwriter, any other such Investor, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided however, that the indemnity agreement contained in this Section 8.3 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), and provided further that the obligations of each such Investor shall not exceed the amount it paid for the securities acquired pursuant to this Agreement, net of any commissions.

Section 8.4       Contribution. If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section VIII, no Investor shall be required, pursuant to this Section VIII, to contribute any amount in excess of the purchase price paid by such Investor for the securities acquired pursuant to this Agreement, net of any commissions.

Section 8.5.      Notice. Promptly after receipt by an Indemnified Party seeking indemnification pursuant to Section 8.2 or Section 8.4 of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the other party of the commencement thereof; but the omission so to notify the other party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the other party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnified Party and the other party are parties, the other party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the other party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the other party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the other party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the other party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the other party, or (z) the other party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the other party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The other party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 8.6.      Direct Claims. In the event an Indemnified Party should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the other party.

ARTICLE IX

Due Diligence Review; Non-Disclosure of Non-Public Information.

Section 9.1.      Due Diligence Review. Subject to Section 9.2, the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 9.2.	Non-Disclosure of Non-Public Information.

(a)       The Company shall not further disclose material non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to any SEC Document, the Company may, as a condition to disclosing any material non-public information hereunder, require the Investor’ advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investor.

(b)       The Company represents that, outside of disclosures made pursuant to written confidentiality agreements, it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the Memorandum would cause such Memorandum to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Memorandum contains an untrue statement of a material fact or omits a material fact required to be stated in the Memorandum or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE X

Legends; Transfer Agent Instructions

Section 10.1.    Legends. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend or equivalent (the “Legend”):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 10.2.    No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 10.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or “stop transfer orders,”“stock transfer restrictions,” or other restrictions have been or shall be given to the Company’s transfer agent with respect thereto other than as expressly set forth in this Article X.

Section 10.3.    Investor’ Compliance. Nothing in this Article shall affect in any way the Investor’s obligations to comply with all applicable securities laws upon resale of the Common Stock including delivery of the resale prospectus to the purchaser of such securities.

Section 10.4.     Transfers without Registration. If the Investor provides the Company with an opinion of counsel (at the Company’s expense), reasonably acceptable to the Company in form and substance, that registration of a resale by the Investor of any Securities is not required under the Securities Act, the Company shall permit the transfer and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and, if such opinion provides that such legends can be removed, without any restrictive legends. The Company shall assume the cost of the preparation of such opinion if the Investor requests that the Company prepare or arrange for the preparation of same.

Section 10.5.     Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article X will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article X that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE XI

Choice of Law; Jurisdiction

Section 11.1.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in the State of New York without regard to its principles of conflicts of laws.

Section 11.2.    Jurisdiction. Each of the parties consents to the jurisdiction of the United States District Court for the Southern District of New York or the state courts of the State of New York located in New York City, New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

ARTICLE XII

Assignment

Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by any party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any Securities, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, the Investor’s interest in this Agreement may be assigned at any time, in whole or in part, to any other Person (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.

The registration rights granted to Investor pursuant to Article VII, hereof may not be transferred unless the Investor is transferring at least 50.1% of the Registrable Securities acquired by such Investor pursuant to this Agreement or such transfer, in addition to complying with the first paragraph of this Article XII and Section 10.4, or if such transferee is an Affiliate of the Investor or a member of an Investors immediate family.

ARTICLE XIII

Notices

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:	CDKnet.Com, Inc.

948 US Highway 22

North Plainfield, NJ 07060

Attn: Oleg Logvinov
Tel:	(908) 769-3232
Fax:	(908) 769-0206

with a copy to:	Sommer & Schneider LLP
(which shall not constitute notice)	595 Stewart Avenue, Suite 710
Garden City, NY 11530
Attention: Herbert H. Sommer, Esq.
Telephone: (516) 228-8181
	Facsimile:	(516) 228-8211

If to the Investor:	As set forth on the signature page hereto

Either party hereto may from time to time change its address or facsimile number for notices under this Article XIII by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Article XIII.

ARTICLE XIV

Miscellaneous

Section 14.1.    Counterparts/ Facsimile/ Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by fewer than all of the parties, and shall be deemed to be an original instrument that shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 14.2.    Entire Agreement. This Agreement, the other Transaction Documents, which include, but are not limited to, the Convertible Notes, and the Warrants, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between and among the parties, both oral and written, relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 14.3.    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 14.4.    Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 14.5.    Number and Gender. One or more Investor may be parties to this Agreement, which Investor may be natural persons or entities. All references to plural Investor shall apply equally to a single Investor if there is only one Investor, and all references to the Investor as “it” shall apply equally to a natural person.

Section 14.6.    Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written agreement of the Investor and the Company shall be required to employ any other reporting entity.

Section 14.7.    Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing any Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 14.8.    Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder.

Section 14.9.    Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except for the Agents, whose fee shall be paid by the Company. The Company on the one hand, and the Investor, on the other hand, each agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 14.10.    Publicity. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investor, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. No release shall name the Investor without their express written consent. The issuance of any such release will not violate or cause the breach of any of the Company’s covenants or representations or warranties set forth herein, including, without limitation, Sections 4.6 or 4.7 hereof.

Section 14.11.     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 14.12.     Termination. If the initial Closing shall not have occurred in the time periods, as may be extended, set forth in the Memorandum, due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Article II above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Notwithstanding anything to the contrary herein the Placement Agent shall be entitled to terminate this Agreement at any time and for any reason whatsoever, to the extent that an applicable closing with respect to the securities to be acquired hereby has not taken place.

Section 14.13.     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 14.14.      Remedies. The Investor and each Holder of Securities shall have all rights and remedies set forth in this Agreement and the Convertible Notes and all rights and remedies that such Holders have been granted at any time under any other agreement or contract and all of the rights that such Holders have under any law. Any person or entity having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 14.15.     Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or pursuant to the Convertible Notes or the Investor enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 14.16.      List of Security Holders. The Company shall provide the Placement Agent, promptly upon its request, a list of the holders (including any transferee) of Securities. Such list shall identify the holder, indicate such holder’s address, and indicate the number and nature of the Securities held by such holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

CDKNET.COM, INC.

By: ____________________________________

Name:
Title:

Closing Date: ____________________________

Investor: ________________________________

By:____________________________________

Name:

Authorized Signatory

Jurisdiction of Incorporation (if an entity):

________________________________________

Number of Units Purchased: _______________

Purchase Price (number of Units Purchased

Multiplied by $100,000): $_________________

Address of Investor:

________________________________

_________________________________

_________________________________

Telephone: ________________________

Facsimile: ________________________

E-Mail Address:____________________

Tax ID No.: _______________________

[SUBSCRIPTION FUNDS CANNOT BE DEPOSITED WITHOUT ALL OF THE ABOVE INFORMATION]

Name of INVESTOR: _______________________

NUMBER OF UNITS: _________________________

SUITABILITY QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	CDKnet.com, Inc.

This Suitability Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of Units. The Units are being offered and sold by CDKnet.com, Inc. (the "Company") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Units to such investor. The purpose of this Questionnaire is to assure the Company and the Placement Agent that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company and the Placement Agent deem appropriate in order to ensure that the offer and sale of the Units will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Units. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.	BACKGROUND INFORMATION

Name:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: _____________________________

If an individual:

Age:__________	Citizenship: ____________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:
State of formation:______________________	Date of formation: ____________________

Social Security or Taxpayer Identification No.

B.	STATUS AS ACCREDITED INVESTOR

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, as at the time of the sale of the Units the undersigned falls within one or more of the following categories (Please initial one or more, as applicable): 1

____ (1)          a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2)          a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____ (3)          an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units offered, with total assets in excess of $5,000,000;

____ (4)          a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Units exceeds $1,000,000;

____ (5)          a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ (6)          a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

_________________________

1As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

____ (7)	an entity in which all of the equity owners are accredited investors (as defined above).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this ____ day of __________, 2005, and declares under oath that it is truthful and correct.

Print Name

By: Signature

Title: (required for any purchaser that is a corporation, partnership, trust or other entity)